UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 1, 2009

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 1, 2009, upon the commencement of its fiscal year 2010, Blue Coat Systems, Inc. (the “Company”) has undertaken certain compensation actions that affect the compensation of its executive officers.

Executive Officer Salary Freeze

The base salaries of the Company’s executive officers will remain at their fiscal 2009 levels during fiscal 2010.

Profit Sharing Plan

The Company has adopted the Blue Coat Systems, Inc. Fiscal 2010 Profit Sharing Plan (the “Profit Sharing Plan”), effective May 1, 2010. Quarterly payments will be made under the Profit Sharing Plan if the Company’s Operating Profit exceeds 15% for the applicable quarter. Operating Profit is the Company’s non-GAAP operating income for the quarter, excluding Profit Sharing Plan expenses. Non-GAAP operating income is the Company’s non-GAAP net income before the effect of non-operating income (such as interest) and income taxes.

The quarterly target payment under the Profit Sharing Plan is set as a percentage of the participant’s quarterly base salary or wages, which percentage will vary given the Tier to which a participant is assigned. The Company’s Chief Executive Officer and other executive officers are assigned to Tiers that will pay 50% of such participants’ quarterly base salary at target during fiscal 2010. The Profit Sharing Plan will pay 100% of the quarterly target amount if the Company’s quarterly Operating Profit is 25%. Payment under the Profit Sharing Plan is not capped.

The foregoing description of the Profit Sharing Plan does not purport to be complete and is qualified in its entirety by reference to the Profit Sharing Plan, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Executive Change in Control Severance Agreement

Effective May 1, 2009, the Company entered into change in control severance agreements with its Chief Executive Officer (the “CEO Change in Control Severance Agreement”) and its other executive officers (the “Executive Change in Control Severance Agreement”) (collectively, the “Change in Control Severance Agreements”). The Change in Control Severance Agreements provide for severance payments should the executive lose his or her employment without cause during a window commencing two months prior to a change in control and ending 18 months after a change in control. For the Company’s CEO, the severance payment is equal to 150% of annual base salary and 100% of the average annual amounts paid under the Company’s Profit Sharing Plan (calculated based on the amounts paid during the immediately preceding 24 month period). For the Company’s other executive officers, the severance payment is equal to 100% of annual base salary and 50% of the average annual amounts paid under the Company’s Profit Sharing Plan (calculated based on the amounts paid during the immediately preceding 24 month period). These agreements also provide for the reimbursement of COBRA premiums for an 18 or 12 month period, respectively.

The foregoing description of the Change in Control Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the CEO Change in Control Severance Agreement and the Executive Change in Control Severance Agreement, which are filed herewith as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Blue Coat Systems, Inc. Fiscal 2010 Profit Sharing Plan

99.2	Form of CEO Change in Control Severance Agreement, between the Company and its Chief Executive Officer, effective May 1, 2009

99.3	Form of Executive Change in Control Severance Agreement, between the Company and its executive officers, effective May 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: May 1, 2009	By:	/s/ Betsy E. Bayha
Betsy E. Bayha Senior Vice President, General Counsel & Secretary